As filed with the securities and exchange commission on September 12, 2000
                                                      Registration No. 333-58965
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                          WEBSTER FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

            Delaware                                 06-1187536                               6712
  (State or other jurisdiction                    (I.R.S. Employer                       (Primary Standard
of incorporation or organization)                Identification No.)          Industrial Classification Code Number)

                             ----------------------

           Webster Plaza, Waterbury, Connecticut 06702, (203) 753-2921 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
                                Peter J. Swiatek
                                   Controller
                          Webster Financial Corporation
           Webster Plaza, Waterbury, Connecticut 06702, (203) 578-2335
       (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)
                             ----------------------
                                    Copy to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                              555 13th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-8575

         Approximate date of commencement of proposed sale to the public:
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     COMMON STOCK REMOVED FROM REGISTRATION

         Webster Financial Corporation (the "Company") filed a Registration Statement on Form S-3 (File No. 333-58965) with the Securities and Exchange Commission (the "Commission") on July 13, 1998, as amended (the "Registration Statement"), pursuant to which it registered the offer and sale (the "Offering") of 274,609 shares of common stock, par value $.01 per share, of the Company to the public by certain selling stockholders from time to time. Pursuant to the Company's undertaking in the Registration Statement, the Company files this Post-Effective Amendment No. 1 to remove from registration any shares of common stock that were registered in connection with the Offering but remain unsold.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Reference is made to the provisions of Article 6 of Webster's Second Restated Certificate of Incorporation and the provisions of Article 9 of the Bylaws, as amended. Webster is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of the corporation, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all of the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses. Webster's Bylaws provide for indemnification of officers, directors, trustees, employees and agents of the Company, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit, or proceeding by reason of the fact that such person is or was serving in such a capacity for or on behalf of the registrant. Webster will indemnify any such person against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to Webster's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, Webster will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by Webster or in Webster's right, if such person acted in good faith and in a manner such person reasonably believed to be in Webster's best interests; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to Webster or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in Webster's Bylaws that the person to be indemnified is, in view of the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition, Webster may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of Webster or is acting in such capacity for another business organization or entity at Webster's request, against such person and incurred in such capacity, or arising out of such person's status as such, whether or not Webster would have the power or obligation to indemnify him against such liability under the provisions of Article 9 of the Bylaws. Article 6 of Webster's Second Restated Certificate of Incorporation provides that no director will be liable to Webster or Webster's stockholders for monetary damages for breach of fiduciary duty as a director other than liability for breach of such director's duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any payment of a divided or approval of a stock repurchase illegal under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)               Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

4.1 Specimen common stock certificate for Common Stock, par value $.01 per share, of the Company (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed with the SEC on June 25, 1999).

4.2 Second Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibits 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and the Certificate of Amendment described in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on April 30, 1998).

4.3 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3 of the Company's Registration Statement on Form S-8 filed with the SEC on July 25, 2000).

4.4 Rights Agreement, dated as of February 5, 1996, between the Company and Chase Mellon Shareholder Services, L.L.C. (incorporated herein by reference to Exhibit 1 to the Current Report on Form 8-K filed with the SEC on February 12, 1996, and Form 8-K filed on November 25, 1996).

4.5 Amendment No. 1 to Rights Agreement, entered into as of November 4, 1996, by and between the Company and ChaseMellon Shareholder Services, L.L.C. (incorporated herein by reference to Exhibit 1 to the Current Report on Form 8-K filed with the SEC on November 25, 1996).

4.6               Amendment  No.  2 to  Rights  Agreement,  entered  into  as of
                  October 30, 1998, between the Company and American Stock Transfer & Trust Company (incorporated herein by reference to
                  Exhibit 1 to the Current Report on Form 8-K filed with the SEC on October 30, 1998).

5                 Opinion of Hogan & Hartson L.L.P.*

23.1              Consent of KPMG Peat Marwick LLP.*

23.2              Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5).*

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).*

--------------------------------------------------------------------------------
*Previously filed as part of the Registration Statement on Form S-3 (File No. 333-58965) filed with the SEC on July 13, 1998.

ITEM 17.          UNDERTAKINGS

The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Restated Certificate of Incorporation or the Amended and Restated By-laws of Registrant, indemnification agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS

EXHIBITS

4.1 Specimen common stock certificate for Common Stock, par value $.01 per share, of the Company (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed with the SEC on June 25, 1999).

4.2 Second Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibits 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and the Certificate of Amendment described in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on April 30, 1998).

4.3 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3 of the Company's Registration Statement on Form S-8 filed with the SEC on July 25, 2000).

4.7 Rights Agreement, dated as of February 5, 1996, between the Company and Chase Mellon Shareholder Services, L.L.C. (incorporated herein by reference to Exhibit 1 to the Current Report on Form 8-K filed with the SEC on February 12, 1996, and Form 8-K filed on November 25, 1996).

4.8 Amendment No. 1 to Rights Agreement, entered into as of November 4, 1996, by and between the Company and ChaseMellon Shareholder Services, L.L.C. (incorporated herein by reference to Exhibit 1 to the Current Report on Form 8-K filed with the SEC on November 25, 1996).

4.9               Amendment  No.  2 to  Rights  Agreement,  entered  into  as of
                  October 30, 1998, between the Company and American Stock Transfer & Trust Company (incorporated herein by reference to
                  Exhibit 1 to the Current Report on Form 8-K filed with the SEC on October 30, 1998).

5                 Opinion of Hogan & Hartson L.L.P.*

23.1              Consent of KPMG Peat Marwick LLP.*

23.2              Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5).*

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).*

-------------------------------------------------------------------------------
*Previously filed as part of the Registration Statement on Form S-3 (File No. 333-58965) filed with the SEC on July 13, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Connecticut, on September 12, 2000.

                                  WEBSTER FINANCIAL CORPORATION
                                          (Registrant)



                                  By:     /s/ James C. Smith
                                         -----------------------------------
                                         James C. Smith
                                         Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2000.


/s/ James C. Smith                       Chairman and Chief Executive Officer
--------------------------------         (Principal Executive Officer)
James C. Smith


/s/ Peter J. Swiatek                     Controller
--------------------------------         (Acting Principal Financial Officer)
Peter J. Swiatek



/s/ Richard H. Alden *                   Director
--------------------------------
Richard H. Alden


/s/ Achille A. Apicella *                Director
--------------------------------
Achille A. Apicella


/s/ Joel S. Becker *                     Director
-------------------------------
Joel S. Becker


/s/ O. Joseph Bizzozero, Jr.*            Director
-------------------------------
O. Joseph Bizzozero, Jr.


/s/ George T. Carpenter*                 Director
--------------------------------
George T. Carpenter


/s/ John J. Crawford *                   Director
--------------------------------
John J. Crawford


/s/ Harry P. DiAdamo, Jr.*               Director
--------------------------------
Harry P. DiAdamo, Jr.

/s/ Robert A. Finkenzeller*              Director
--------------------------------
Robert A. Finkenzeller


--------------------------------
Edgar C. Gerwig                          Director


--------------------------------
P. Anthony Giorgio                       Director


/s/ C. Michael Jacobi *                  Director
--------------------------------
C. Michael Jacobi


/s/ John F. McCarthy  *                  Director
--------------------------------
John F. McCarthy


--------------------------------         Director
Michael G. Morris


/s/ Marguerite F. Waite*                 Director
--------------------------------
Marguerite F. Waite

   /s/ James C. Smith
--------------------------------
   By: James C. Smith
       *as Power of Attorney